Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Board Declares Quarterly Cash Dividend

HOUSTON, TX, August 26, 2011 - Stage Stores, Inc. (NYSE: SSI) today announced that its Board of Directors has declared a quarterly cash dividend of nine cents per share on the Company’s common stock, payable on September 21, 2011 to shareholders of record at the close of business on September 6, 2011.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 799 stores located in 39 states.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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